UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 10, 2009

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

As described in its press release, dated September 10, 2009, and its final prospectus supplement, dated September 10, 2009 (the “Prospectus Supplement”) and filed on September 11, 2009 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), Union Bankshares Corporation (the “Company”) entered into an underwriting agreement on September 10, 2009 (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 4,725,000 shares of the Company’s common stock, par value $1.33 per share, sold by the Company at a price of $13.25 per share ($12.52125 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 708,750 shares of the Company’s common stock to cover over-allotments, if any.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

A copy of the Underwriting Agreement is included as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 8.01.	Other Events

On September 10, 2009, the Company issued a press release announcing the amount and pricing of its public offering of shares of its common stock.

A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished pursuant to Items 1.01 and 8.01 above.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 10, 2009, by and between Union Bankshares Corporation and Keefe, Bruyette & Woods, Inc.

99.1	Press release issued September 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

Date: September 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 10, 2009, by and between Union Bankshares Corporation and Keefe, Bruyette & Woods, Inc.

99.1	Press release issued September 10, 2009.